Exhibit (k)(13)

Execution Version

AMENDMENT NO. 8 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AND

AMENDMENT NO. 1 TO SECURITY AGREEMENT

AMENDMENT NO. 8 (this “Credit Agreement Amendment”) to the Credit Agreement (as defined below), and AMENDMENT NO. 1 (together with the Credit Agreement Amendment, this “Amendment”) to the Security Agreement (as defined below), dated as of January 27, 2022, among the Borrower, the Lenders, and the Administrative Agent.

RECITALS

I. Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 28, 2018, among Blackstone Floating Rate Enhanced Income Fund, a Delaware statutory trust (the “Borrower”), the Lenders party hereto (the “Lenders”), and The Bank of Nova Scotia, as the Swing Line Lender and as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as amended by Amendment No. 1, dated as of January 17, 2019, Amendment No. 2, dated as of June 27, 2019, Amendment No. 3, dated as of September 11, 2019, Amendment No. 4, dated as of January 16, 2020, Amendment No. 5, dated as of April 9, 2020, Amendment No. 6, dated as of January 14, 2021, and Amendment No. 7, dated as of December 31, 2021 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”).

II. Reference is made to the Security Agreement, dated as of January 18, 2018, between the Borrower and the Administrative Agent (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified, the “Security Agreement”).

III. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

IV. The Borrower desires to amend and restate the Control Agreement in its entirety in the form attached hereto as Annex A (the “Amendment and Restatement”).

V. The Borrower desires to amend the Credit Agreement and the Security Agreement upon the terms and conditions herein contained, and the Administrative Agent and each Lender has agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The following defined term contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Control Agreement” means the Amended and Restated Collateral Account Control Agreement, dated as of January 27, 2022, among the Borrower, the Administrative Agent and The Bank of New York Mellon.

2. The following defined term contained in Section 1(b) of the Security Agreement is hereby amended and restated in its entirety as follows:

“Custody Account” means those certain custodial accounts (Account Numbers 805014 and 228941) (and each subaccount thereof, if any) established and maintained pursuant to the Custody Agreement and the demand deposit accounts (Account Numbers 8050148400 and 2289418400) (and each sub-account thereof, if any) established and maintained in connection therewith, in each case, excluding any Excluded Sub-Account.

3. The Lenders hereby consent to the Amendment and Restatement.

4. Paragraphs 1 through 3 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a) the Administrative Agent shall have received from the Borrower and each Lender either (i) a counterpart of this Amendment executed on behalf of each such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic mail transmission (in printable format)) that each such Person has executed a counterpart of this Amendment; and

(b) the Administrative Agent shall have received such documents and information as the Administrative Agent, at the request of any Lender, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

5. The Borrower (a)reaffirms the enforceability of each Loan Document, as amended hereby, and all of its obligations thereunder, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law), (b)agrees and admits that (i)as of the date of execution and delivery hereof by the Borrower, it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligations,

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(c)represents and warrants that, immediately after giving effect to this Amendment, no Default has occurred and is continuing, and (d)represents and warrants that all of the representations and warranties made by it in the Loan Documents to which it is a party are true and correct immediately after giving effect to this Amendment (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date).

6. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

7. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent or any Lender to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lenders, the Administrative Agent and the Borrower, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

8. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

BLACKSTONE FLOATING RATE ENHANCED INCOME FUND

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Chief Compliance Officer, Chief Legal Officer & Secretary

BGFLX – Amendment No. 8 to Second Amended and Restated Credit Agreement and

Amendment No. 1 to Security Agreement

THE BANK OF NOVA SCOTIA, as the Swing Line Lender, Administrative Agent and as a Lender

By:	/s/ Aron Lau
Name:	Aron Lau
Title:	Director

BGFLX – Amendment No. 8 to Second Amended and Restated Credit Agreement and

Amendment No. 1 to Security Agreement

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as a Lender

By:	/s/ Julien Thinat
Name:	Julien Thinat
Title:	Authorized Signatory

BGFLX – Amendment No. 8 to Second Amended and Restated Credit Agreement and

Amendment No. 1 to Security Agreement